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                                 August 24, 2000


To Each of the Addressees
Listed on the Attached
Schedule A

          Re:  Dealer Auto Receivables Owner Trust 2000-1

Ladies and Gentlemen:

     We have acted as special counsel to Premier Auto Finance, Inc., a Delaware corporation ("PAF"), Premier Auto Finance, L.P., an Illinois limited partnership ("PAFLP"), and Dealer Auto Receivables Corp., a Delaware corporation ("DARC"), in connection with the transactions contemplated by (i) the Transfer and Sale Agreement dated as of August 24, 2000 by and between PAFLP and DARC, (ii) the Sale and Servicing Agreement, dated as of August 24, 2000 (the "SALE AND SERVICING AGREEMENT") among DARC as Depositor thereunder, PAF as Servicer thereunder, Dealer Auto Receivables Owner Trust 2000-1 (the "ISSUER" or "TRUST"), the corpus of which is being funded thereunder, and The Bank of New York, as Indenture Trustee ("BONY"), (iii) the Administration Agreement, dated as of August 24, 2000 (the "ADMINISTRATION AGREEMENT") by and among the Trust, PAF, as Administrator, DARC, and BONY, (iv) the Indenture, dated as of August 24, 2000 (the "INDENTURE"), between the Trust and the Indenture Trustee, (v) the Amended and Restated Trust Agreement, dated as of August 24, 2000 (the "TRUST AGREEMENT") between DARC as Depositor and Chase Manhattan Bank USA, National Association as Owner Trustee, (vi) the Performance Guarantee dated as of August 24, 2000 by Virginia Surety Company, Inc. ("VSC") in favor of the Trust (the "PERFORMANCE GUARANTEE"), (vii) the Underwriting Agreement dated August 17, 2000 (the "UNDERWRITING AGREEMENT") among Chase Securities Inc. as Representative of the several underwriters, DARC, PAF and VSC and (viii) the other Transaction Documents executed in connection therewith (as defined in the Sale and Servicing Agreement).

     Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Sale and Servicing Agreement. Also, as used in this opinion letter, the term "UCC" means the Uniform Commercial Code as enacted in Illinois and in effect on the date hereof. This opinion letter is delivered to you at our clients' request pursuant to Section 2.02 of the Sale and Servicing Agreement, and Section 5 of the Underwriting Agreement.

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August 24, 2000
Page 2


     In rendering the opinions set forth herein, we have examined:

     (i) certified copies of each of PAF's, PAFLP's and DARC's respective Certificate of Incorporation and Bylaws or Certificate of Limited Partnership and Limited Partnership Agreement, as applicable;

     (ii) certified resolutions of the board of directors (or appropriate executive committee thereof) or general partner, as the case may be, of DARC, PAF and PAFLP with respect to the transactions contemplated in the Transaction Documents;

     (iii) each of the Transfer and Sale Agreement, Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Performance Guarantee and the Underwriting Agreement, in each case executed by the parties thereto;

     (iv) the officer's certificates of DARC, PAF and PAFLP substantially in the form attached as Exhibits B, C-1 and C-2 to the Sale and Servicing Agreement (respectively, the "DARC CERTIFICATE", the "PAF CERTIFICATE" and the "PAFLP CERTIFICATE");

     (v) the other documents and certificates furnished by DARC, PAF and/or PAFLP pursuant to Section 2.02 of the Sale and Servicing Agreement;

     (vi) separate Certificates of the Secretary of State of Delaware, each dated August 17, 2000, attesting to the continued corporate existence and good standing of DARC and PAF in Delaware and the Certificate of the Secretary of State of Illinois, dated August 17, 2000, attesting to the continued limited partnership existence and good standing of PAFLP;

     (vii) separate executed Uniform Commercial Code financing statements (collectively, the "FINANCING STATEMENTS") which have been or will be filed in each of the UCC Filing Locations on forms UCC-1, relating to:


          (A) the interest in the Contracts conveyed and assigned by Premier Receivables Purchase Facility L.L.C. ("PREMIER LLC") to PAFLP naming Premier LLC as debtor and PAFLP as secured party (the "PREMIER LLC-PAFLP FINANCING STATEMENTS");

          (B) the interest in the Contract Assets conveyed and assigned by PAFLP, as a Seller, to DARC naming PAFLP as debtor and DARC as secured party (and the Trust, as assignee) (the "PAFLP-DARC FINANCING STATEMENTS");

          (C) the interest in the Trust Corpus conveyed and assigned by DARC to the Trust pursuant to the Sale and Servicing Agreement, and naming DARC as

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August 24, 2000
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     debtor and the Trust, as secured party (and the Indenture Trustee as assignee) (the "DARC-TRUST FINANCING STATEMENTS"); and

          (D) the interest in the Collateral conveyed and assigned by the Trust to the Indenture Trustee pursuant to the Indenture, and naming the Trust as debtor and the Indenture Trustee as secured party (the "TRUST-TRUSTEE FINANCING STATEMENTS");

     (viii) reports by Lexis Document Services (collectively, the "UCC SEARCHES") (copies of which are attached hereto) with respect to searches of the Uniform Commercial Code records at

          (A) the offices of the Secretary of State of Illinois against the names of, respectively, PAF and PAFLP reporting results of record as of June 22, 2000; and

          (B) the offices of the Secretary of State of Delaware against the names of, respectively, DARC and the Trust, reporting results of record as of June 28, 2000

     (ix) the Registration Statement on Form S-3 (File No. 333-32802) as amended, filed by DARC with the Securities and Exchange Commission (the "COMMISSION") in accordance with the Securities Act of 1933, as amended (the "ACT") (as the Registration Statement became effective the "REGISTRATION STATEMENT"), as well as the final Prospectus Supplement dated August 17, 2000 (the "PROSPECTUS SUPPLEMENT") and Prospectus dated August 8, 2000 (the "BASE PROSPECTUS") in the form filed with the Commission on August 22, 2000 (collectively, the "PROSPECTUS") pursuant to Rule 424(b) of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "RULES"), and the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Indenture Trustee;

     (x) an opinion letter (the "IN-HOUSE OPINION"), delivered to you concurrently herewith, from William J. Sparer, Counsel for PAF, PAFLP and DARC, addressing certain matters relating to PAF, PAFLP and DARC and on which we have relied, with your permission and without any independent investigation or inquiry, as and to the extent specified in certain of our opinions set forth below;

     (xi) the Transfer and Sale Agreement dated as of August 24, 2000 (the "TRANSFER AND SALE AGREEMENT") among PAFLP as Seller and DARC as the Purchaser pursuant to which PAFLP sold the Contract Assets to DARC;

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The Schedule A Addresses
August 24, 2000
Page 4


     (xii) the Release and Assignment dated as August 24, 2000 executed by Premier LLC;

     (xiii) the Release and Assignment dated as August 24, 2000 executed by The Chase Manhattan Bank, as administrative agent; and

     (xiv) except to the extent otherwise specified with respect to any particular opinion expressed below, such other agreements, instruments and documents, and such questions of law, as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

The agreements and documents referred to in clause (iii) above are referred to in certain instances below, individually or collectively, as one or more of the "PROGRAM AGREEMENTS".

     We have also, for the purposes of the opinions expressed herein, examined and relied upon the opinion letter delivered to you concurrently herewith, of Richards, Layton & Finger, counsel to the Owner Trustee and the Trust, as to matters of Delaware law expressed therein.

     In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon the following without undertaking any independent investigation or inquiry:

     (a) with respect to the factual matters set forth therein, (i) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and (ii) the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Program Agreements;

     (b) all parties to the documents reviewed by us (other than PAF, PAFLP and DARC) are duly organized, validly existing and in good standing under the laws of their respective state of incorporation or formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties;

     (c) neither the Owner Trustee nor the Indenture Trustee has any knowledge (actual or constructive) of any adverse claim, lien, security interest, claim, encumbrance, interest or other condition of title affecting any of the Contract Assets, Trust Corpus or Collateral, except as described or contemplated in the Program Agreements;

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The Schedule A Addresses
August 24, 2000
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     (d)  PAFLP has "RIGHTS" in and to the Contract Assets within the meaning of section 9-203 of the UCC consistent with and sufficient for purposes of the Program Agreements, and the same will be true of each item of such property arising after the date hereof;

     (e) the consideration to be paid or given for the transfers and conveyances contemplated in the Transfer and Sale Agreement, the Sale and Servicing Agreement and the Indenture has been paid or given to the relevant transferor, and each Program Agreement constitutes the valid and binding obligation of each party thereto (other than PAF, PAFLP, DARC and the Trust) enforceable against such party in accordance with its terms;

     (f) because a claimant bears the burden of proof required to support its claims, each party described as a secured party on the Financing Statements will undertake the effort and expense necessary to fully present its claims in the prosecution of any right or remedy accorded it under the Program Agreements;

     (g) the Contract Assets and Trust Corpus actually exist in the form described in the Sale and Servicing Agreement and the Collateral actually exists in the form described in the Indenture;

     (h) the UCC Searches are accurate and complete, and such financing statements (other than the Financing Statements) as may exist naming PAFLP, DARC or the Trust as debtor have been properly filed and indexed with the Secretaries of State of Illinois or Delaware (as applicable) so as to be discoverable through the UCC Searches;

     (i) the Financing Statements, when submitted to the filing offices referred to above in Illinois, will not be misdelivered but will be received and accepted by such offices, and will not be lost or misindexed by such offices but will be correctly filed in the appropriate records; and

     (j) the representations of PAFLP and DARC contained in the Transfer and Sale Agreement and Sale and Servicing Agreement; respectively, concerning the location of their "place of business" or "chief executive office" (within the meaning of Section 9-103 of the UCC), and concerning name changes, are true and correct; and the analogous representations of the Trust concerning its "place of business" in the Indenture are true and correct.

     Based upon the foregoing and subject to the further qualifications and comments stated below, we are of the opinion that:

     1. Each of PAF and DARC is a corporation duly incorporated under the laws of Delaware. PAFLP is a limited partnership duly formed under the laws of Illinois. Each of PAF and DARC is a corporation validly existing and in good standing under the laws of Delaware. PAFLP is a limited partnership validly existing and in good standing under the laws of Illinois. Each of PAF, PAFLP and DARC has the requisite corporate or partnership, as applicable, power

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The Schedule A Addresses
August 24, 2000
Page 6


and authority to execute and deliver each of the Program Agreements to which it is a party and to perform its obligations thereunder.

     2. The execution, delivery and performance of each of the Program Agreements to which PAF, PAFLP or DARC is a party have been duly authorized by PAF, PAFLP or DARC (as applicable), and each of the Program Agreements constitutes the valid and binding obligation of PAF, PAFLP or DARC (as applicable) enforceable against PAF, PAFLP or DARC (as applicable) in accordance with its terms. Each of the Sale and Servicing Agreement, the Indenture, and the Administration Agreement constitutes the valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

     3. Subject to the limitations and assumptions set forth in the following sentences of this paragraph 3, neither the execution and delivery by each of PAF, PAFLP or DARC of the Program Agreements to which it is a party, nor the consummation by any of them of the transactions contemplated thereby: (i) violates any provision of such entity's respective Certificate of Incorporation or Bylaws or Certificate of Limited Partnership or Limited Partnership Agreement, as applicable; (ii) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to
us) applicable to such entity; (iii) results in the breach of, or constitutes a default under, any material agreement or instrument known to us to which any such entity is a party or by which any is bound; (iv) to our knowledge, results in the creation or imposition of any lien upon any of the property of any such entity under any agreement or instrument (other than the Program Agreements) described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with, any Illinois, New York or United States federal governmental body, agency or authority, other than (a) the filing of the Financing Statements, (b) those which have been obtained and (c) any consents, approvals or filings as may be required under the securities or blue sky laws of any jurisdiction.

     With respect to the qualifications in the opinion above, concerning agreements or instruments or applicable orders or decrees "known to us" (as well as the "to our knowledge" qualification concerning liens under such agreements or instruments), our knowledge is based (with your permission and without any further independent inquiry or investigation on our part) solely upon (A) responses to our oral inquiries received from in-house counsel to PAF and PAFLP, together with the statements on these matters contained in the In-House Opinion, and (B) further certifications in the PAF Certificate, PAFLP Certificate and DARC Certificate that the subject transactions do not violate any material agreement or instrument to which PAF, PAFLP or DARC (as applicable) is a party or by which any is bound, and that the subject transactions do not violate any order or decree of any court or governmental instrumentality known to such certifying officers and applicable to PAF, PAFLP or DARC (as applicable). Also, our opinion above with respect to "any law or regulation . . . applicable to such entity" refers to those laws, rules and regulations of the United States of America, and the States of

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August 24, 2000
Page 7


Illinois and New York which, in our experience, are normally applicable to transactions of the type contemplated by the Program Agreements; and our opinion with respect to approvals, registrations or filings, considers only such approvals, registrations or filings which, in our experience, are customarily required for transactions of the type contemplated by the Program Agreements.

     4. The provisions of the Transfer and Sale Agreement are sufficient to create in DARC's favor a security interest (as defined in Section 1-201 of the UCC) in all of PAFLP's right, title and interest in the Contract Assets. The Contracts constitute chattel paper (within the meaning of Article 9 of the UCC), and assuming that the PAFLP-DARC Financing Statements are filed in the appropriate offices of the UCC Filing Locations and are not subsequently released, terminated or modified, (a) DARC's security interest in the Contract Assets will be perfected, and (b) based solely upon the UCC Searches, which indicate the existence of no other filings which name PAF, or PAFLP as debtor and describe property consisting of Contract Assets as collateral, DARC's security interest in the Contract Assets will have priority (within the meaning of Section 9-312 of the UCC) with respect to any other security interest (as defined in Section 1-201 of the UCC) in such property granted to or held by any creditor of PAF or PAFLP (other than DARC or a subsequent assignee thereof) which security interest may be perfected by the filing of financing statements in the offices referred to above.

     5. The provisions of the Sale and Servicing Agreement are sufficient to create in the Trust's favor a security interest (as defined in Section 1-201 of the UCC) in all of DARC's right, title and interest in the Contract Assets constituting part of the Trust Corpus. The Contracts constitute chattel paper (within the meaning of Article 9 of the UCC), and assuming that the DARC-Trust Financing Statements are filed in the appropriate offices of the UCC Filing Locations and are not subsequently released, terminated or modified, (a) the Trust's security interest in the Contract Assets will be perfected, and (b) based solely upon the UCC Searches, which indicate the existence of no other filings naming DARC as debtor, the Trust's security interest in the Contract Assets will have priority (within the meaning of Section 9-312 of the UCC) with respect to any other security interest (as defined in Section 1-201 of the UCC) in such property granted to or held by any creditor of DARC (other than the Trust or a subsequent assignee thereof) which security interest may be perfected by the filing of financing statements in the offices referred to above.

     6. The provisions of the Indenture are sufficient to create in the Indenture Trustee's favor a security interest (as defined in Section 1-201 of the UCC) in all of the Trust's right, title and interest the Collateral. The Contracts constitute chattel paper (within the meaning of Article 9 of the UCC), and assuming that the Trust-Trustee Financing Statements are filed in the appropriate offices of the UCC Filing Locations and are not subsequently released, terminated or modified, (a) the Indenture Trustee's security interest in the Collateral will be perfected, and (b) based solely upon the UCC Searches, which indicate the existence of no other filings naming the

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The Schedule A Addresses
August 24, 2000
Page 8


Trust as debtor, the Indenture Trustee's security interest in the Collateral will have priority (within the meaning of Section 9-312 of the UCC) with respect to any other security interest (as defined in Section 1-201 of the UCC) in such property granted to or held by any creditor of the Trust (other than the Indenture Trustee or a subsequent assignee thereof) which security interest may be perfected by the filing of financing statements in the offices referred to above.

     In connection with our opinions in paragraph 6 above relating to the creation of a security interest under the Indenture (and any related references in other parts of this opinion letter), references to the UCC shall be deemed to refer to the Uniform Commercial Code as enacted and in effect in the State of New York.

     7. When duly and validly executed by the Trust and authenticated by the Indenture Trustee in accordance with the Indenture, the Notes will constitute valid and legally binding obligations of the Trust enforceable against the Trust in accordance with their terms and entitled to the benefits of the Indenture and the Sale and Servicing Agreement. When duly and validly executed by the Owner Trustee on behalf of the Trust and authenticated by the Owner Trustee in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and the Sale and Servicing Agreement.

     8. There is no action or proceeding pending or, to our knowledge, threatened against PAF, PAFLP, DARC or the Trust before any court, administrative agency or other tribunal (a) asserting the invalidity of any Program Agreement, the Notes or the Certificates; (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by the Program Agreements; (c) which is likely materially and adversely to affect PAF's, PAFLP's, DARC's or the Trust's performance of its obligations under, or the validity or enforceability of, the Program Agreements to which it is a party or the Notes or the Certificates; or
(d) seeking to affect adversely the federal income tax attributes of the Notes or the Certificates described in the Prospectus under the heading "Federal Income Tax Consequences."

     9. The execution, delivery and performance of the Program Agreements by the parties thereto do not require compliance with any "bulk sales" laws.

     10. Although there is no definitive authority on the precise facts presented here, we are of the opinion that, for federal income tax purposes, the Notes will be classified as indebtedness and the Trust will not be taxed as an association (or publicly traded partnership) taxable as a corporation. This opinion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our conclusion. Furthermore, this opinion is subject to the correctness of our assumption that all

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August 24, 2000
Page 9


the terms and conditions of the Trust Agreement and the related documents will be satisfied, including without limitation, that the parties to the documents and all Noteholders and Certificateholders will treat the Notes as indebtedness secured by assets of the Trust. In addition, we are of the opinion that the characterization of the Trust for purposes of the State of Illinois income tax will correspond to the characterization of the Trust for federal income tax purposes as an entity which is either disregarded or classified as a partnership which will not be treated as an association (or publicly traded partnership) taxable as a corporation. This opinion is based upon the current provisions of the State of Illinois Income Tax Act (Ill. Rev. Stat. Ch. 120, Sec. 1-101 ET SEQ.), regulations thereunder, and current administrative rulings and other interpretations thereof, all of which are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation could affect our conclusion.

     11. Neither PAF, PAFLP, DARC nor the Trust are or will be, as a result of these transactions, an "investment company" or a company "controlled by" an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended and now in effect.

     12. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

     13. The statements in the Prospectus Supplement under the headings "Description of the Notes"; "Description of the Certificates"; "Payments and Distributions"; "Material Federal Income Tax Consequences"; and "ERISA Considerations" and in the Base Prospectus under headings "Description of the Notes and Indenture"; "Description of the Certificates"; "Information Regarding the Securities"; "Description of the Transfer and Servicing Agreements"; "Legal Aspects of the Contracts"; "Material Federal Income Tax Consequences"; and "ERISA Considerations" to the extent that such statements constitute matters of law or legal conclusions are correct and to the extent such statements constitute a summary of the legal matters or documents referred to therein, are accurate and fairly present the information required to be shown, except that we express no opinion or belief as to financial or statistical data contained in such statements.

     14. The Prospectus as of August 17, 2000 and the Registration Statement as of its effective date, were appropriately responsive in all material respects to the requirements of the Act, the Rules and the Trust Indenture Act of 1939, as amended (except that we express no opinion or belief as to financial or statistical data included therein).

     15. The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

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The Schedule A Addresses
August 24, 2000
Page 10


     Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus except as expressly set forth above, based upon discussions, relating to the preparation of the Prospectus, with Chase Securities Inc. and their representatives, and PAF, PAFLP and DARC and their respective representatives, as well as our review of the Program Agreements, no facts have come to our attention which cause us to believe that, as of its effective date, the Registration Statement (other than the form of grantor trust prospectus supplement contained therein as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, on the date hereof, the Prospectus (other than financial or statistical information contained therein, including without limitation (i) any notes thereto, and (ii) any related schedules referred to therein or omitted therefrom, as to which we express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions as expressed herein are subject to the following qualifications, limitations and comments:

     (a) The enforceability of the Program Agreements and the obligations of PAF, PAFLP, DARC or the Trust thereunder and the availability of certain rights and remedial provisions provided for in the Program Agreements are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws, and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, and to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (ii) a creditor's enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor's implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (iii) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy.

     (b) As to our opinions set forth in paragraph 2 hereof, we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party.

     (c) We express no opinion as to any Contract Assets as to which the creation and perfection of security interests therein are not governed solely by
Article 9 of the UCC; nor do we express

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August 24, 2000
Page 11


any opinion with respect to the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, or "general intangibles" (as defined in the UCC) which terminate or become terminable (pursuant to the terms of an agreement) if a security interest is granted therein, or property subject to negative pledge clauses of which any secured party is aware, or any security interest in any "accounts," "chattel paper," "documents," "instruments" or "general intangibles" (as defined in the UCC) with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof.

     (d) We express no opinion as to the perfection of a security interest in any collateral consisting of "proceeds" (as such term is defined in the UCC) to the extent such perfection is limited as set forth in Section 9-306 of the UCC. Further, under some circumstances a secured party who does not have priority as against another secured party in an account, chattel paper or general intangible may be entitled to keep a payment received directly or indirectly from the account debtor. See PEB Commentary No. 7, "The Relative Priorities of Security Interests in the Cash Proceeds of Accounts, Chattel Paper, and General Intangibles" (March 10, 1990). Also, Section 552 of the United States Bankruptcy Code limits the extent to which proceeds realized and property acquired by a Bankruptcy Code debtor after the commencement of a case thereunder may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case.

     (e) Under certain circumstances described in Sections 9-307 and 9-308 of the UCC, purchasers of collateral may take the same free of a perfected security interest. In particular, security interests in chattel paper perfected through the Financing Statement filings could be subject to the rights of secured parties who have themselves perfected by possession and remain in possession prior to the filing of the Financing Statements, whether directly, by agents on their behalf or by bailees. In addition, a good faith purchaser for value of chattel paper or instruments who takes possession thereof may take priority over the security interests created by the Program Agreements notwithstanding the proper and prior filing of the Financing Statements.

     (f) We have not made nor undertaken to make any investigation of the state of title to the Contract Assets, Trust Corpus or Collateral, or the location thereof, and we express no opinion herein with respect to the existence or title of such property, the location thereof, or (except to the limited extent set forth in paragraphs 4, 5 and 6 above) as to the priority of the ownership or security interests conveyed pursuant to the Program Agreements (except to the limited extent set forth above). In particular, we express no opinion as to the effect of any failure by PAF or PAFLP to make certain filings or amendatory filings with appropriate governmental authorities or title registries with respect to the Financed Vehicles (or liens thereon) in the name of DARC. We express no opinion as to the effect or possible effect, on any secured party's interest in the Financed Vehicles, of PAF's or PAFLP's failure to file assignments of UCC financing

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August 24, 2000
Page 12


statements naming it as secured party with respect to such Financed Vehicles. We note that the failure to make such amendatory filings has been disclosed by PAF and PAFLP in the Program Agreements (as well as in the course of discussions and negotiations with respect to the Program Agreements).

     (g) Any purported assignment of any agreement or any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, may be required to be satisfied before a secured party will be treated as an assignee (other than a collateral assignee) thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental body or third party.

     (h) The rights of debtors, guarantors and other secured parties to receive notices under Sections 9-504 and 9-505 of the UCC may not be waived prior to default and the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed collateral and further, we express no opinion as to the right of any secured party to enforce any of its rights without notice to the applicable debtor and without judicial hearing or without bond, nor do we express any opinion as to whether the periods of notice set forth in the Program Agreements are enforceable.

     (i) Certain provisions of the Program Agreements regarding the application of proceeds realized from the sale of collateral do not make reference (although they do not have to in order to enable the applicable secured party to exercise the rights and remedies of a secured party under the UCC) to the secured party's obligations to satisfy indebtedness due to the holders of subordinate security interests in such collateral under certain conditions under Section 9-504(1)(c) of the UCC or to account to the applicable debtor for any surplus proceeds.

     (j) Notwithstanding certain language of the Program Agreements, a secured party may be limited to recovering only reasonable expenses with respect to the retaking, holding, preparing for sale or lease, selling, leasing and the like of collateral and reasonable attorneys' fees and legal expenses.

     (k) The duties to exercise reasonable care in the custody and preservation of collateral in a secured party's possession, and to deal with and dispose of collateral in a commercially reasonable manner as required by the UCC or other applicable law, may not be disclaimed by agreement, modified, waived or released prior to a default.

     (l) Provisions in the Program Agreements deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law.

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The Schedule A Addresses
August 24, 2000
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     (m)  Any rights of a secured party to foreclose its liens or enforce its remedies against collateral must be enforced pursuant to the provisions of the UCC and other applicable federal, state or local laws.

     (n) We express no opinion as to the validity, binding effect or enforceability of any indemnification provisions of the Program Agreements to the extent such provisions are violative of the public policy underlying any law, rule or regulation.

     (o) Requirements in the Program Agreements specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

     (p) We express no opinion with respect to the validity, binding effect or enforceability of any provision of the Program Agreements which purports to authorize a secured party to sign or file financing statements or other documents without the signature of the applicable debtor (except to the extent a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the UCC).

     (q) We express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Program Agreements relating to (i) statutory or equitable rights and defenses of PAF, PAFLP, DARC or the Trust which are not subject to waiver, release or disclaimer, or (ii) rights or claims of, or duties owing to, PAF, PAFLP, DARC or the Trust (including, without limitation, any waiver, release or disclaimer of any provision of the UCC) to the extent limited by Sections 1-102(3), 9-207 and 9-501(3) of the UCC or other provisions of applicable law, or to the extent such rights, claims and duties otherwise exist as a matter of law except to the extent PAF, PAFLP, DARC or the Trust, as applicable, has effectively so waived, released or disclaimed such rights, claims or duties in accordance with Section 9-501 of the UCC or other applicable law.

     (r) We express no opinion as to a secured party's ability to use "self-help" remedies to repossess collateral if a breach of the peace were to occur.

     (s) Certain other rights, remedies and waivers contained in the Program Agreements may be rendered ineffective, or limited by, applicable laws, rules, regulations, constitutional requirements or judicial decisions governing such provisions, but such laws, rules, regulations, constitutional limitations and judicial decisions do not, in our opinion (subject to other comments and qualifications set forth in this opinion letter), make the Program Agreements inadequate for the practical realization of the benefits and/or security provided by such Program Agreements, although they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay).

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The Schedule A Addresses
August 24, 2000
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     (t)  Except to the extent expressly specified herein, we express no opinion with respect to the applicability or effect of federal or state anti-trust, tax, securities or "blue sky" laws with respect to the transactions contemplated by the Program Agreements.

     (u) We express no opinion with respect to the validity, binding effect or enforceability of any provision of the Program Agreements purporting to establish evidentiary standards or a consent to jurisdiction and venue or waiving service of process or demand or notice and hearing or constitutional rights (including a jury trial) or purporting to eliminate any obligation to marshall assets.

     (v) We express no opinion with respect to any provisions of the Program Agreements purporting to appoint a secured party as attorney-in-fact or agent for a debtor.

     (w) We express no opinion with respect to the enforceability of any individual Contract or the existence of any defenses, claims, rights or other matters in favor of any obligor thereon, and we note that the security interests created by the Program Agreements in Contracts is otherwise subject to the rights of the account debtor or other party obligated thereon as provided in
Section 9-318 of the UCC.

     (x) We express no opinion as to the priority of any security interests described herein as against:

          (i) any claim or lien, such as mechanic's and materialmen's liens, arising under statute or rule of law for materials or services furnished with respect to any property comprising part of the Contract Assets;

          (ii) any claim or lien in favor of the United States of America or any State therein, or any department, agency or instrumentality of either (including without limitation federal tax liens and liens under Title IV of the Employee Retirement Income Security Act of 1974);

          (iii) any lien for taxes imposed by any State or any county thereof or any city, village, town, municipality or other political subdivision or corporation thereof or therein;

          (iv) any security interest temporarily perfected in instruments, documents or certificated securities without filing or possession under
     Section 9-304 of the UCC; or

          (v) any other liens or security interests arising by operation of law (other than pursuant to Article 9 of the UCC).

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The Schedule A Addresses
August 24, 2000
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     (y)  Certain of the UCC Searches were made as of dates prior to the filing of the Financing Statements. Accordingly, we express no opinion as to the priority of any security interest as against any security interest, perfectible by filing a financing statement in Illinois or Delaware, which statement was filed prior to the filing of the Financing Statements but after the period covered by the UCC Searches.

     (z) Except for liens granted in favor of Premier Receivables Purchase Facility, L.L.C. under that certain Purchase and Contribution Agreement dated as of December 2, 1998 or The Chase Manhattan Bank, N.A. as Administrative Agent under the Third Amended and Restated Receivables Purchase Agreement dated as of December 2, 1998, we express no opinion as to the priority of DARC's, the Trust's or the Indenture Trustee's security interest in the Contract Assets as against any liens or encumbrances on such property that owners prior to PAFLP have granted, or caused or permitted to exist.

     (aa) In order for the security interests described herein, as the same relate to accounts, general intangibles and (to the extent not otherwise perfected by possession) chattel paper, to continue to be perfected, continuation statements under the Uniform Commercial Code must be filed, in the case of either Delaware or Illinois, within six (6) months prior to the expiration of five years from the date of filing of the Financing Statements. We note that Section 4.02 of the Sale and Servicing Agreement requires the Depositor and the Servicer, to take all actions necessary to maintain the perfection of the relevant security interests granted pursuant to such agreements, which would include the filing of continuation statements as described above.

     (bb) Changes in the name, identity or corporate structure of PAFLP, DARC or the Trust which cause the Financing Statements (to the extent such party is the named debtor thereon) to become seriously misleading require the filing of a new appropriate financing statement within four (4) months after such change in order for the original filings to remain effective. We note that Section 4.03 of the Sale and Servicing Agreement requires the Seller, the Depositor and the Servicer, to take all actions necessary to maintain the perfection of the relevant security interests granted pursuant to such agreements in the event of such change, and require the delivery of an opinion of counsel confirming that the appropriate actions have been taken.

     (cc) Relocation of a PAFLP's, DARC's or the Trust's "place of business" or (if more than one "place of business" is deemed to exist) "chief executive office" (within the meaning of Section 9-103 of the UCC) to a state other than Delaware (in the case of the Trust) or Illinois may result in lapse of the effectiveness of the Financing Statements filed in those states unless a new financing statement is properly filed in the applicable new jurisdiction within four (4) months after such a change. We note that Section 4.03 of the Sale and Servicing Agreement requires the Servicer, to take all actions necessary to maintain the perfection of the relevant security interests granted pursuant to such agreements in the event of such relocation, and requires the Servicer to deliver an opinion of counsel confirming that the appropriate actions have been taken.

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The Schedule A Addresses
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Page 16


     (dd) We express no opinion as to the enforceability of severability provisions to the extent included in any Program Agreement.

     The opinions expressed herein are based upon and are limited to the laws of the State of Illinois, the laws of the State of New York, the General Corporation Law of the State of Delaware, the UCC as enacted in Delaware (solely with respect to our opinions as to perfection and the effect of perfection set forth in paragraph 6 above and subject to the limitations described in the concluding paragraph to paragraph 6 above), and the laws of the United States of America. We express no opinion with respect to the laws of any other state or jurisdiction. We note that you are being separately provided, concurrently with this opinion letter, an opinion letter of Richards, Layton & Finger with respect to certain matters of Delaware law relevant to the transactions contemplated by the Program Agreements.

     We note that we have separately provided to you our opinion regarding the characterization of the Seller's transfers of the Contract Assets to DARC as a "true sale" in the event the Seller was to become a debtor under the United States Bankruptcy Code. Our opinions set forth above regarding DARC's security interest in the Contract Assets should not be read in derogation of that opinion.

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

     This opinion letter is solely for the benefit of the addressees hereof in connection with the execution and delivery of the Program Agreements and the transactions contemplated thereby. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                        Very truly yours,


                                        /s/ Winston & Strawn

                              Schedule A Addressees

Chase Securities Inc.
  as representative of the Underwriters
270 Park Avenue
New York, New York 10017

The Bank of New York
101 Barclay Street, 12-E
New York, New York

Chase Manhattan Bank USA, National Association
1201 Market Street
Wilmington, Delaware 19801

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services, A
Division of The McGraw Hill Companies
55 Water Street
New York, New York 10041

                                    EXHIBIT A

                             Copies of UCC Searches

                        [see item ___ in closing binder]

Prepared by: M. David Galainena

Approval of Opinion Committee: Jeff Elkin

Client: Premier Auto Finance, L.P. (6345)

Matter: Shelf (1)